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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of USN Communications, Inc. on Form S-1 of our report dated March 14, 1997 (September 4, 1997 as to Note
22), which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

Chicago, Illinois
November 26, 1997